EXHIBIT 99.1


Press Release                                            Source: MobilePro Corp.
MobilePro Corp. Closes Acquisition of Affinity Telecom
Monday August 2, 9:31 am ET

Deal Expected to be Accretive to Earnings, Add More Than $6 MM in Revenue Over Next 12 Months BETHESDA, Md., Aug. 2 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today the company has closed its acquisition of Affinity Telecom, a Michigan-based CLEC and long distance carrier with key strategic alliances with the American Red Cross and Special Olympics. Affinity is forecasting more than $6 million in revenue over the next twelve months and is expected to add more than one quarter of a cent to MobilePro's annualized earnings per share. The terms of the transaction were not disclosed.

o     (Logo: http://www.newscom.com/cgi-bin/prnh/20040414/FLWLOGOLOGO )

Kevin Kuykendall, MobilePro's group president for voice services, said, "Affinity brings to MobilePro a multitude of great relationships, including the American Red Cross and Special Olympics. In addition to its key customer relationships, Affinity provides MobilePro with an excellent, motivated management team, which we believe is positioned to quickly grow Affinity's revenue and earnings on a national basis. Affinity is also the sponsor of the Special Olympics Male and Female Athlete of the Year Award, which will be presented at halftime of the Motor City Bowl on ESPN on December 27, 2004. The Motor City Bowl is sponsored by General Motors, Ford and Daimler Chrysler, and is played in Detroit, Michigan."

"We are excited to be joining MobilePro at such a pivotal time in their corporate history," said Yianni Kopanakis, president of Affinity Telecom. "We look forward to helping MobilePro grow and become a significant, profitable national telecommunications company."

About Affinity Telecom

Affinity Telecom is a socially aware and community-minded communications company that is licensed to provide telecommunication services in Michigan and northern Ohio, including local, long distance, Internet and web hosting services. Affinity Telecom currently provides comprehensive telecommunications solutions to over 8,000 businesses and residents. Affinity Telecom differentiates itself through its marketing model and pricing strategy. Affinity Telecom markets its products by partnering with various non-profit organizations including the American Red Cross, Special Olympics and over 40 school districts throughout Michigan and northern Ohio.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, MD with operations in Hurst, Houston, Dallas and Beaumont, TX; Coshocton, OH; Kansas City, MO; Janesville, WI and Shreveport, LA. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries. With the acquisition of Affinity, MobilePro has closed nine transactions in 2004 with cumulative expected annualized revenue of more than $17 million.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm

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For more information, contact MobilePro CEO Jay Wright at (301) 315-9040. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, email: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http;//www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com.

This release contains various forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements, including forecasts about revenue, earnings and subscriber numbers are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the Company's ability to obtain future financing on favorable terms, changes in the wireless and telecommunications industries that compel the Company to alter its present business strategy, the Company's ability to attract management capable of implementing the Company's existing or future business strategy and the risk factors set forth in the Company's most recent SB-2 registration statement. Results actually achieved may differ materially from expected results included in these statements as a result of these factors or others.

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Source: MobilePro Corp.
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